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                                                                   Exhibit 23


DELOITTE &
    TOUCHE LLP
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     2500 One PPG Place                               Telephone: (412) 338-7200
     Pittsburgh, Pennsylvania 15222-5401              Facsimile: (412) 338-7380

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Nutrition Companies, Inc. on Form S-8 of our report dated March 21, 1996, incorporated by reference in the Annual Report on Form 10-K of General Nutrition Companies, Inc. for the year ended February 3, 1996 and to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.

Pittsburgh, Pennsylvania

February 6, 1997

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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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